EXHIBIT 10.13

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1.     Purpose. The purpose of the Halifax Non-Employee Directors Stock Option Plan (the “Plan”) is to secure for Halifax Corporation (the “Company”) and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors (the “Board”) of the Company who are not employees of the Company or any of its subsidiaries.

2.     Adoption and Term. The Plan has been approved by the Board effective upon approval by the Company’s shareholders on September 19, 1997. The Plan shall terminate without further action at the close of the Company’s business day at its principal executive office on September 18, 2004.

3.     Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options made under the Plan (the “Options”) and the power to determine the restrictions, if any, on the ability of participants to dispose of any stock issued in connection with the exercise of any options granted pursuant to the Plan. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. The Board hereby authorizes the Secretary to execute and deliver all documents to be delivered by the Board pursuant to the Plan. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

4.     Amount of Stock. The stock which may be issued and sold under the Plan will be the Common Stock (par value $0.24 per share) of the Company. The total number of shares of stock for which Options may be granted under the Plan shall not exceed 100,000 shares of Common Stock shares, subject to adjustment as provided in Paragraph 6 below. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

5.     Eligibility. Each member of the Board of the Company who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be eligible to receive an Option in accordance with Paragraph 6 below. The adoption of this Plan shall be not deemed to give any director any right to be granted an Option, except to the extent and upon such terms and conditions, in accordance with the terms of the Plan, as may be determined by the Board.

6.     Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan, and shall comply with the following terms and conditions:

(a)	The Option exercise price shall be the fair market value of the Common Stock shares subject to such Option on the date the Option is granted, which shall be the average of the high and the low sales prices of a Common Stock share on the date of grant as reported on the American Stock Exchange Composite Transactions Tape or, if the American Stock Exchange is closed on that date, on the last preceding date on which the American Stock Exchange was open for trading.

(b)	Each year, as of the first day of the month following the Annual Meeting of Stockholders of the Company, each Non-Employee Director who has been elected or reelected as a member of the Board as of the adjournment of the Annual Meeting shall receive an Option for shares of Common Stock as follows.

(i) at any time a director is elected by the Stockholders and said director has not previously been granted an option, a First Option shall be granted for 5000 Common Stock shares.

(ii) upon each annual reelection as a director by the Stockholders, a Subsequent Option shall be granted of up to a maximum of 2000 Common Stock shares.

(iii) the total maximum number of shares of Common Stock for which any director shall be granted Options under this Plan is 13,000.

(c)	Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee.

(d)	No Option or any part of an Option shall be exercisable:

(i) after the expiration of ten years from the date the Option was granted,

(ii) unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise; such payment shall be made (a) in United States dollars by check, or bank draft, or (b) by tendering to the Company Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise as reported on the American Stock Exchange Composite Transactions Tape, or, if the American Stock Exchange is closed on that date, on the last preceding date on which the American Stock Exchange was open for trading, it being understood that the Board shall determine acceptable methods for tendering Common Stock shares and may impose such conditions on the use of Common Stock shares to exercise Options as it deems appropriate, or (c) by a combination of United States dollars and Common Stock shares as aforesaid; and

(iii) in the event the right to exercise the Option granted did not vest pursuant to paragraph 6(e) or 6(d) of the Plan prior to the date the Optionee ceased to be a Director of the Company.

(e)	If the Option granted is a First Option, it shall become exercisable in installments cumulatively with respect to one sixtieth of the Optioned Stock per month after the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable five (5) years after the date of grant.

(f)	If the Option granted is a Subsequent Option, it shall become exercisable in installments cumulatively with respect to one-twelfth of the Optioned Stock per month after the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable one (1) year after the date of grant.

7.     Effect of Changes in Capitalization.

(a)	Changes in Shares.

If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of stock or other securities of the Company by reason of any recapitalization, reclassification, Stock split, reverse split, combination of Stock, exchange of Stock, Stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

(b)	Reorganization in Which the Company Is the Surviving Entity.

Subject to Section (c) of this Section, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities, the Option shall pertain to and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

(c)	Reorganization in Which the Company Is Not the Surviving Company or Sale of Assets or Stock.

Upon the dissolution liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other companies in which the Company is not the surviving company, or upon a sale of substantially all of the assets of the Company to another company, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving company) approved by the Board which results in any person or entity owning 50 percent or more of the combined voting power of all classes of stock of the Company, the Option shall terminate, except to the extent provision is made in writing in connection with such transaction for the assumption of the Option, or for the substitution for the Option of a new option covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise the Option to the extent that the Option was otherwise exercisable at the time such termination occurs. The Administrator shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its stockholders.

8.     Miscellaneous Provisions.

(a)	Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

(b)	An Optionee’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an Optionee’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c)	No Common Stock shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws and regulations.

(d)	It shall be a condition to the obligation of the Company to issue Common Stock shares upon exercise of an Option, that the Optionee (or any beneficiary or person entitled to act under subparagraph 5(d)(iii) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state, local, or foreign income or other taxes. If the amount requested is not paid (which payment may be made in any manner prescribed in subparagraph 5(d)(ii), the Company may refuse to issue Common Stock shares.

(e)	The expenses of the Plan shall be borne by the Company.

(f)	The Plan shall be unfunded. the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan, and the issuance of shares upon exercise of Options shall be subordinate to the claims of the Company’s general creditors.

(g)	By accepting any Option or other benefit under the Plan, each Optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

9.     Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule, or regulation, and provided further, to the extent required by Rule 16B-3 under Section 16 of the Securities Exchange Act of 1934, in effect from time to time, Plan provisions relating to the amount, price, and timing of Options shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant’s written consent.

10.     Effective Date of Plan. The Plan shall become effective when the Plan is approved and adopted by the Company’s stockholders.